Exhibit (g)(1)(b)

FORWARD FUNDS APPENDIX A

AS OF May 1, 2013

To the Global Custodial Services Agreement dated as of October 24, 2012

Forward Balanced Allocation Fund

Forward Commodity Long/Short Strategy Fund

Forward CorePlus Fund

Forward Credit Analysis Long/Short Fund

Forward EM Corporate Debt Fund

Forward Emerging Markets Fund

Forward Endurance Long/Short Fund

Forward Focus Fund

Forward Frontier Strategy Fund

Forward Global Credit Long/Short Fund

Forward Global Dividend Fund

Forward Global Infrastructure Fund

Forward Growth & Income Allocation Fund

Forward Growth Allocation Fund

Forward High Yield Bond Fund

Forward Income & Growth Allocation Fund

Forward Income Builder Fund

Forward International Dividend Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Investment Grade Fixed-Income Fund

Forward Managed Futures Strategy Fund

Forward Multi-Strategy Fund

Forward Real Estate Fund

Forward Real Estate Long/Short Fund

Forward Select EM Dividend Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Strategic Alternatives Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward Total MarketPlus Fund

Forward U.S. Government Money Fund

(Signature page to follow)

CITIBANK, N.A.,

By:	/s/ Peter Verduin	CLIENT, FORWARD FUNDS, a Delaware Statutory Trust

Name:	Peter Verduin	By:	/s/ Barbara Tolle

	Managing Director	Name:	Barbara Tolle
Citigroup
388 Greenwich St./24th Floor
	212.816.2970	Title:	Treasurer
Title:	212.816.4181

Date:	4/29/13	Date:	4/23/13